EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Entertainment Art, Inc.
(A Development Stage Company)
El Dorado Hills, CA

We hereby consent to the inclusion in this form 10-K, Annual Report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 of our report dated June 1, 2012 relating to the financial statements of Entertainment Art, Inc. as of and for the year ended March 31, 2012.

/s/ ZS Consulting Group LLP
Melville, New York
June 19 , 2012

115 Broad Hollow Road, Suite 350     Melville, New York 11747
Tel: (516) 394-3344     Fax:  (516) 908-7867
www.zmscpas.com